UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2019

Dell Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dell Way Round Rock, Texas	78682
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

On December 11, 2019, Dell Technologies Inc. (the “Company”) issued to Michael Dell, the Company’s Chairman and Chief Executive Officer, 7,700,000 shares of the Company’s Class A common stock upon Mr. Dell’s partial exercise of a stock option (the “option”) at an exercise price of $13.75 per share. The Company received total gross proceeds of $105.9 million from the option exercise.

As previously reported, Mr. Dell was granted the option effective on October 29, 2013 upon the closing on that date of the going-private transaction of Dell Inc., a wholly-owned subsidiary of the Company. Upon grant, the option represented the right to purchase a total of 10,909,091 shares of Class A common stock. The option vested and became exercisable with respect to 20% of the shares subject thereto on each of the first, second, third, fourth and fifth anniversaries of the grant date, and was fully vested on October 29, 2018. Following the first option exercise reported herein, a total of 3,209,091 shares of Class A common stock may be purchased pursuant to one or more additional exercises of the option.

The issuance of the Class A common stock to Mr. Dell upon the option exercise was made in reliance on the private offering exemption from securities registration under the Securities Act of 1933 afforded by Section 4(a)(2) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2019	Dell Technologies Inc.

	By:	/s/ Robert Potts
Robert Potts Senior Vice President and Assistant Secretary
(Duly Authorized Officer)

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